UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2005

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Chief Executive Officer Base Compensation
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On February 28, 2005, the Compensation Committee (the "Committee") of the Board of Directors of the Registrant (the "Board") approved base compensation, effective for the first pay period of 2005, for William R. Nuti, the Registrant's Chief Executive Officer. Mr. Nuti's base compensation for fiscal year 2005 will be US $1,000,002, the same base salary Mr. Nuti received for fiscal year 2004. Base compensation for those executive officers expected to be named in the 2005 proxy statement (the "NEOs"), other than Mr. Nuti, was determined on January 26, 2005 by the Committee and disclosed on Exhibit 99.1 to the Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the "SEC") on February 1, 2005 (the "February 8-K"), which is incorporated herein by reference.

Executive Bonus Plan
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On February 28, 2005, the Committee approved the performance metrics that will be used to determine the amount of 2005 bonus awards under the Registrant's Executive Bonus Plan (the "Executive Bonus Plan"), previously filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2004 and incorporated herein by reference. The aggregate maximum bonus award for fiscal 2005 under the Executive Bonus Plan will be based on a combination of 2005 net income, customer satisfaction results and the executive officer's individual performance. Bonuses for fiscal 2005 will be payable to the NEOs in March 2006 upon the attainment of these performance goals and may be decreased (but not increased) by the Committee in its discretion. The maximum amount that may be paid under the Executive Bonus Plan to any NEO in any fiscal year is $6 million.

Additionally, following a review of his performance in fiscal 2004, the Committee approved Mr. Nuti's target bonus for fiscal 2005. On January 26, 2005, and as previously reported on the February 8-K, the Committee approved 2005 target percentages of base salary bonus amounts for the NEOs (other than for the Chief Executive Officer) in accordance with the Registrant's Executive Bonus Plan.

On February 28, 2005, the Committee also approved bonus awards for fiscal 2004 for the NEOs, pursuant to the Registrant's Executive Bonus Plan. The participation levels for fiscal 2004 were set by the Committee in early 2004 at percentages of base salaries in accordance with the terms of the Executive Bonus Plan. In accordance with the Executive Bonus Plan, the Committee awarded Mr. Nuti a bonus of US $1,131,252 in recognition of his performance in fiscal 2004.

Option Awards
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On February 28, 2005, the Committee also granted non-qualified stock options to certain employees, including the NEO's, pursuant to the Registrant's 2004 Equity Incentive Award Plan (the "2004 Plan"), previously filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2004 and incorporated herein by reference.

On April 26, 2004, the stockholders of the Registrant approved the 2004 Plan. The 2004 Plan provides for the grant of both incentive stock options and non-qualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. The terms of the non-qualified stock options are governed by the 2004 Plan and a standard form Non-Qualified Stock Option Agreement, which is delivered to the grantee (the "NQ Stock Option Agrement"). Optionees receive non-qualified stock options to purchase shares of the Registrant's common stock, par value $.01 per share ("Common Stock"), at a price to be determined by the Committee, but in no event less than 100% of the fair market value of the Common Stock on the date of grant (calculated as the average of the high and low prices of the Common Stock on the trading day immediately preceding the date of grant). The term of non-qualified stock options granted pursuant to the 2004 Plan shall be determined by the Committee, provided that the term of any option shall not exceed ten years. The term of the non-qualfied stock options granted by the Committee on February 28, 2005 is seven years and ten percent (10%) of such options shall become vested and exercisable on the first anniversary of the grant date, with an additional fifteen percent (15%) becoming vested and exercisable on each of the next six consecutive six (6) month anniversary dates of such date.

The options may be exercised only if the optionee remains employed by the Registrant. If the optionee’s employment with the Registrant is terminated with or without cause, the unexercised vested portion of the options is exercisable until the earlier of the expiration date or three months after the date of the optionee’s termination. If the optionee ceases to be a Company employee due to death, disability or retirement, the unexercised vested portion of the options is exercisable until the earlier of the expiration date or one year after the date of the optionee’s death, disability or retirement. Unless otherwise approved by the Committee, no portion of any option which is unvested and unexercisable at termination of employment (with or without cause) or upon death, disability or retirement, shall thereafter become vested and exercisable.

The terms of the grants made to the Registrant's NEO's were consistent with the 2004 Plan and the NQ Stock Option Agreement. The foregoing summary of the NQ Stock Option Agreement is qualified in its entirety by the full text of the NQ Stock Option Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2005, the Board unanimously approved and adopted the Registrant's Amended and Restated By-laws (the "By-Laws"). The By-Laws amend and restate Section 2.11(a) of the Registrant's prior bylaws in their entirety to clarify the time period and process by which stockholders may submit nominations of individuals for election to the Board.

In addition to the stockholder proposal provisions of Rule 14a-8 of the Securities Exchange Act of 1934, eligible stockholders may nominate persons for election to the Board at the Annual Meeting in accordance with the provisions of the By-Laws. If a stockholder intends to submit a proposal in this manner, he or she must give the Company written notice containing the information specified in the By-Laws. Such written notice must be received by the Registrant's Secretary at the Registrant's principal executive offices not more than 120 days and not less than 90 days before the date of the Annual Meeting. Additionally, if the date of the Annual Meeting is set for more than 30 days before or more than 60 days after the date of the prior year's Annual Meeting, notice by the stockholder must be delivered not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting or the 10th day following the date on which public disclosure of the date of the meeting is first made by the Registrant.

This description of the By-Laws is qualified in its entirety by the full text of the By-Laws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference. This amendment to the By-Laws will apply to stockholder proposals for all meetings following the 2005 Annual Meeting, unless otherwise amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number Description
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3.1 By-Laws of Symbol Technologies, Inc. (Amended and Restated as of
February 28, 2005)

10.1 Form of Symbol Technologies, Inc. Non-Qualified Stock
Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

March 4, 2005	By:	Mark T. Greenquist

Name: Mark T. Greenquist
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	By-Laws of Symbol Technologies, Inc. (Amended and Restated as of February 28, 2005)
10.1	Form of Symbol Technologies, Inc. Non-Qualified Stock Option Agreement